Exhibit 99.1

Xylem Inc.

1 International Drive, Rye Brook N.Y. 10573

Tel +1.914.323.5700 Fax +1.914.696.2960

Contacts:	Media	Investors
	Kelly McAndrew +1 (914) 323-5969	Phil DeSousa +1 (914) 323-5930
	Kelly.McAndrew@xyleminc.com	Phil.DeSousa@xyleminc.com

Xylem Inc. reports second quarter 2015 earnings

•	Second quarter 2015 adjusted earnings per share (EPS) of $0.43 were down 10 percent from the second quarter 2014, but up two percent excluding foreign exchange headwinds; GAAP EPS were $0.41, down 13 percent year-over-year

•	Second quarter 2015 revenue was $920 million, an increase of one percent on an organic basis

•	Free cash flow increased 21 percent to $64 million compared with the second quarter 2014

RYE BROOK, N.Y., July 30, 2015 – Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today reported second quarter 2015 net income of $74 million, or $0.41 per share. Excluding restructuring and realignment charges and other special items, adjusted net income was $78 million or $0.43 per share, down 10 percent from the comparable period in 2014, but up two percent excluding the impact of foreign exchange translation. Second quarter revenue was $920 million, an increase of one percent organically, reflecting strength in the commercial and public utility end-markets. Second quarter operating margin was 11.3 percent, down 20 basis points from the prior year. Adjusted operating margin was 12.0 percent, flat year-over-year excluding the 40-basis-point impact of foreign exchange translation. This result reflects volume leverage and lower expenses offset by inflation, the divestiture of a business and unfavorable mix.

“Xylem again delivered solid results that met our earnings expectations, despite challenging market conditions,” said Patrick Decker, Xylem President and Chief Executive Officer. “I’m pleased with our team’s performance in this environment, particularly their strong execution. This is an area on which we will continue to focus, as well as driving our initiatives to accelerate growth and maintaining strong cost discipline.”

Decker continued, “While we continue to manage near-term headwinds, particularly in the industrial sector, there are signs of improving conditions in other key end-markets. In the second quarter, we delivered impressive growth in backlog that is shippable in 2016 and beyond – an encouraging indicator of growing demand. These factors contribute to an increasingly optimistic long-term outlook for our business.”

Full-year 2015 Outlook

Xylem is narrowing the range of its full-year outlook, which continues to reflect ongoing foreign exchange fluctuations. Xylem continues to expect full-year 2015 revenue of approximately $3.7 billion, a decrease of six to seven percent from the full-year 2014 results. On an organic basis, Xylem now expects to generate revenue growth of approximately one to two percent.

Full-year 2015 adjusted operating income is now expected to be in the range of $470 million to $483 million, resulting in adjusted earnings per share of $1.82 to $1.87. Excluding the projected unfavorable impact of foreign exchange translation, Xylem’s adjusted earnings per share growth expectations are in the range of six to seven percent over the comparable full-year 2014 results. The Company’s outlook for projected restructuring and realignment costs of $20 million for the year is unchanged.

Second Quarter Segment Results

Water Infrastructure

Xylem’s Water Infrastructure segment consists of its businesses serving clean water delivery, wastewater transport and treatment, dewatering and analytical instrumentation.

•	Second quarter 2015 Water Infrastructure revenue was $551 million, flat relative to the prior year period on an organic basis. Growth in the public utility and industrial sectors in Europe and Australia was offset primarily by declines in dewatering, particularly in the oil and gas market.

•	Second quarter adjusted segment operating income was $69 million, down $12 million from the prior year result, reflecting the unfavorable impact of foreign exchange translation. Operating income for the quarter was $65 million, down $11 million from last year. Adjusted operating margin for the quarter decreased 30 basis points to 12.8 percent, excluding the 30-basis-point impact of foreign exchange translation. Strengthening execution and solid cost reductions were more than offset by inflation and unfavorable mix, as well as increased investment in growth initiatives.

Applied Water

Xylem’s Applied Water segment consists of its portfolio of businesses in residential and commercial building services, and industrial and agricultural applications.

•	Second quarter 2015 revenue was $369 million, an increase of three percent organically compared with the second quarter 2014. This increase was driven by strong organic growth in the commercial and industrial sectors, which resulted in double-digit growth in emerging markets. Growth in the U.S. commercial end-market was offset by declines in industrial water applications in the region.

•	Adjusted segment operating income was $53 million in the second quarter, down $4 million from the comparable period last year. Operating income was $51 million, which was $2 million lower than last year. The impact of productivity actions, cost reductions and volume growth helped to drive a 10-basis-point increase in the adjusted operating margin for the segment to 14.8 percent, excluding the 40-basis-point impact of foreign exchange translation.

Supplemental information on Xylem’s second quarter earnings and reconciliations for non-GAAP items are posted at http://investors.xyleminc.com.

About Xylem

Xylem (XYL) is a leading global water technology provider, enabling customers to transport, treat, test and efficiently use water in public utility, residential and commercial building services,

industrial and agricultural settings. The Company does business in more than 150 countries through a number of market-leading product brands, and its people bring broad applications expertise with a strong focus on finding local solutions to the world’s most challenging water and wastewater problems. Xylem is headquartered in Rye Brook, New York, with 2014 revenues of $3.9 billion and approximately 12,500 employees worldwide. Xylem was named to the Dow Jones Sustainability Index for the last three years for advancing sustainable business practices and solutions worldwide.

The name Xylem is derived from classical Greek and is the tissue that transports water in plants, highlighting the engineering efficiency of our water-centric business by linking it with the best water transportation of all – that which occurs in nature. For more information, please visit us at www.xylem.com.

Forward-Looking Statements

This press release contains information that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “believe,” “target,” “will,” “could,” “would,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements include statements about the capitalization of the Company, the Company’s restructuring and realignment, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals. All statements that address operating or financial performance, events or developments that we expect or anticipate will occur in the future - including statements relating to orders, revenue, operating margins and earnings per share growth, and statements expressing general views about future operating results - are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.

Factors that could cause results to differ materially from those anticipated include: economic, political and other risks associated with our international operations, including military actions, economic sanctions or trade embargoes that could affect customer markets, and non-compliance with laws, including foreign corrupt practice laws, export and import laws and competition laws; potential for unexpected cancellations or delays of customer orders in our reported backlog; our exposure to fluctuations in foreign currency exchange rates; competition and pricing pressures in the markets we serve; the strength of housing and related markets; weather conditions; ability to retain and attract key members of management; our relationship with and the performance of our channel partners; our ability to borrow or to refinance our existing indebtedness and availability of liquidity sufficient to meet our needs; changes in the value of goodwill or intangible assets; risks relating to product defects, product liability and recalls; governmental investigations; security breaches or other disruptions of our information technology systems; litigation and contingent liabilities; and other factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 and with subsequent filings we make with the Securities and Exchange Commission.

All forward-looking statements made herein are based on information available to the Company as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

XYLEM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)

(in millions, except per share data)

	Three Months		Six Months
For the period ended June 30,	2015	2014	2015	2014
Revenue	$920	$1,005	$1,757	$1,911
Cost of revenue	572	617	1,094	1,181

Gross profit	348	388	663	730
Selling, general and administrative expenses	218	242	424	466
Research and development expenses	25	27	48	54
Restructuring charges	1	3	4	18

Operating income	104	116	187	192
Interest expense	14	13	28	27
Other non-operating income, net	1	1	—	—
Gain from sale of businesses	—	—	9	—

Income before taxes	91	104	168	165
Income tax expense	17	18	30	30

Net income	$74	$86	$138	$135

Earnings per share:
Basic	$0.41	$0.47	$0.76	$0.74
Diluted	$0.41	$0.47	$0.76	$0.73
Weighted average number of shares:
Basic	181.5	183.4	181.8	184.0
Diluted	182.3	184.5	182.7	185.1
Dividends declared per share	$0.1408	$0.1280	$0.2816	$0.2560

XYLEM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions, except per share amounts)

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$600	$663
Receivables, less allowances for discounts and doubtful accounts of $31 and $34 in 2015 and 2014, respectively	772	771
Inventories	498	486
Prepaid and other current assets	149	144
Deferred income tax assets	37	38

Total current assets	2,056	2,102
Property, plant and equipment, net	431	461
Goodwill	1,592	1,635
Other intangible assets, net	442	470
Other non-current assets	198	192

Total assets	$4,719	$4,860

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$315	$338
Accrued and other current liabilities	441	481
Short-term borrowings and current maturities of long-term debt	81	89

Total current liabilities	837	908
Long-term debt	1,196	1,195
Accrued postretirement benefits	377	388
Deferred income tax liabilities	152	158
Other non-current accrued liabilities	77	84

Total liabilities	2,639	2,733

Commitments and contingencies (Note 17)
Stockholders’ equity:
Common Stock – par value $0.01 per share:
Authorized 750.0 shares, issued 189.6 shares and 188.9 shares in 2015 and 2014, respectively	2	2
Capital in excess of par value	1,815	1,796
Retained earnings	734	648
Treasury stock – at cost 8.1 shares and 6.6 shares in 2015 and 2014, respectively	(273)	(220)
Accumulated other comprehensive loss	(198)	(99)

Total stockholders’ equity	2,080	2,127

Total liabilities and stockholders’ equity	$4,719	$4,860

XYLEM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

For the six months ended June 30,	2015	2014
Operating Activities
Net income	$138	$135
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	47	47
Amortization	22	25
Share-based compensation	8	9
Restructuring charges	4	18
Gain from sale of businesses	(9)	—
Other, net	3	(1)
Payments for restructuring	(9)	(17)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(28)	(32)
Changes in inventories	(27)	(53)
Changes in accounts payable	3	2
Other, net	(29)	(35)

Net Cash – Operating activities	123	98

Investing Activities
Capital expenditures	(57)	(48)
Proceeds from sale of businesses	1	—
Proceeds from the sale of property, plant and equipment	—	1
Other, net	3	—

Net Cash – Investing activities	(53)	(47)

Financing Activities
(Repayment) issuance of short-term debt	(2)	1
Repurchase of common stock	(53)	(102)
Proceeds from exercise of employee stock options	9	17
Dividends paid	(51)	(47)
Other, net	1	1

Net Cash – Financing activities	(96)	(130)

Effect of exchange rate changes on cash	(37)	(4)

Net change in cash and cash equivalents	(63)	(83)
Cash and cash equivalents at beginning of year	663	533

Cash and cash equivalents at end of period	$600	$450

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$26	$26
Income taxes (net of refunds received)	$42	$50

Xylem Inc. Non-GAAP Measures

Management views key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, free cash flow, working capital, and backlog, among others. In addition, we consider certain measures to be useful to management and investors evaluating our operating performance for the periods presented, and provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operations as determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators:

“Organic revenue” and “Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales of portions of our business that did not meet the criteria for classification as a discontinued operation or insignificant portions of our business that we did not classify as a discontinued operation. The period-over-period change resulting from foreign currency fluctuations assumes no change in exchange rates from the prior period.

“Constant currency” defined as financial results adjusted for currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.

“EBITDA” defined as earnings before interest, taxes, depreciation, amortization expense, and share-based compensation. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude restructuring and realignment costs, gain on sale of business and special charges.

“Adjusted Operating Income”, “Adjusted Segment Operating Income”, and “Adjusted EPS” defined as operating income, segment operating income and earnings per share, adjusted to exclude restructuring and realignment costs, gain on sale of businesses, special charges and tax-related special items, as applicable.

“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flow, less capital expenditures as well as adjustments for other significant items that impact current results which management believes are not related to our ongoing operations and performance. Our definition of free cash flows does not consider non-discretionary cash payments, such as debt.

“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.

“Special charges” defined as costs incurred by the Company, such as legal and professional fees, associated with the Korea matters, as well as costs incurred for the contractual indemnification of tax obligations to ITT.

Xylem Inc. Non-GAAP Reconciliation

Reported vs. Organic & Constant Currency Order Growth

($ Millions)

	(As Reported – GAAP)				(As Adjusted – Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E – C) / A
	Orders	Orders	Change 2015 v. 2014	% Change 2015 v. 2014	Acquisitions / Divestitures	FX Contribution	Change Adj. 2015 v. 2014	% Change Adj. 2015 v. 2014
	2015	2014
Six Months Ended June 30

Xylem Inc.	1,859	2,024	(165)	-8%	10	169	14	1%	0%

Water Infrastructure	1,147	1,251	(104)	-8%	—	124	20	2%	2%
Applied Water	712	773	(61)	-8%	10	45	(6)	-1%	-2%

Quarter Ended June 30

Xylem Inc.	944	1,031	(87)	-8%	5	92	10	1%	0%

Water Infrastructure	585	654	(69)	-11%	—	69	—	0%	0%
Applied Water	359	377	(18)	-5%	5	24	11	3%	2%

Quarter Ended March 31

Xylem Inc.	915	993	(78)	-8%	5	77	4	0%	0%

Water Infrastructure	562	597	(35)	-6%	—	56	21	4%	4%
Applied Water	353	396	(43)	-11%	5	21	(17)	-4%	-6%

Xylem Inc. Non-GAAP Reconciliation

Reported vs. Organic & Constant Currency Revenue

($ Millions)

	(As Reported – GAAP)				(As Adjusted – Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E – C) / A
	Revenue	Revenue	Change 2015 v. 2014	% Change 2015 v. 2014	Acquisitions / Divestitures	FX Contribution	Change Adj. 2015 v. 2014	% Change Adj. 2015 v. 2014
	2015	2014
Six Months Ended June 30

Xylem Inc.	1,757	1,911	(154)	-8%	11	162	19	1%	0%

Water Infrastructure	1,051	1,168	(117)	-10%	—	119	2	0%	0%
Applied Water	706	743	(37)	-5%	11	43	17	2%	1%

Quarter Ended June 30

Xylem Inc.	920	1,005	(85)	-8%	6	89	10	1%	0%

Water Infrastructure	551	616	(65)	-11%	—	65	—	0%	0%
Applied Water	369	389	(20)	-5%	6	24	10	3%	1%

Quarter Ended March 31

Xylem Inc.	837	906	(69)	-8%	5	73	9	1%	0%

Water Infrastructure	500	552	(52)	-9%	—	54	2	0%	0%
Applied Water	337	354	(17)	-5%	5	19	7	2%	1%

Xylem Inc. Non-GAAP Reconciliation

Adjusted Operating Income

($ Millions)

	Q1		Q2		YTD
	2015	2014	2015	2014	2015	2014
Total Revenue
•Total Xylem	837	906	920	1,005	1,757	1,911
•Water Infrastructure	500	552	551	616	1,051	1,168
•Applied Water	337	354	369	389	706	743

Operating Income
•Total Xylem	83	76	104	116	187	192
•Water Infrastructure	47	46	65	76	112	122
•Applied Water	46	41	51	53	97	94
•Total Segments	93	87	116	129	209	216

Operating Margin
•Total Xylem	9.9%	8.4%	11.3%	11.5%	10.6%	10.0%
•Water Infrastructure	9.4%	8.3%	11.8%	12.3%	10.7%	10.4%
•Applied Water	13.6%	11.6%	13.8%	13.6%	13.7%	12.7%
•Total Segments	11.1%	9.6%	12.6%	12.8%	11.9%	11.3%

Special Charges
•Total Xylem	1	—	—	—	1	—
•Water Infrastructure	1	—	—	—	1	—
•Applied Water	—	—	—	—	—	—
•Total Segments	1	—	—	—	1	—

Restructuring & Realignment Costs
•Total Xylem	6	18	6	9	12	27
•Water Infrastructure	5	12	4	5	9	17
•Applied Water	1	6	2	4	3	10
•Total Segments	6	18	6	9	12	27

Adjusted Operating Income*
•Total Xylem	90	94	110	125	200	219
•Water Infrastructure	53	58	69	81	122	139
•Applied Water	47	47	53	57	100	104
•Total Segments	100	105	122	138	222	243

Adjusted Operating Margin*
•Total Xylem	10.8%	10.4%	12.0%	12.4%	11.4%	11.5%
•Water Infrastructure	10.6%	10.5%	12.5%	13.1%	11.6%	11.9%
•Applied Water	13.9%	13.3%	14.4%	14.7%	14.2%	14.0%
•Total Segments	11.9%	11.6%	13.3%	13.7%	12.6%	12.7%

*	Adjusted Operating Income excludes restructuring & realignment costs and special charges.

Xylem Inc. Non-GAAP Reconciliation

Adjusted Diluted EPS

($ Millions, except per share amounts)

	Q2 2014				Q2 2015
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	1,005			1,005	920			920
Operating Income	116	9	a	125	104	6	a	110
Operating Margin	11.5%			12.4%	11.3%			12.0%
Interest Expense	(13)			(13)	(14)			(14)
Other Non-Operating Income (Expense)	1			1	1	1	b	2

Income before Taxes	104	9		113	91	7		98
Provision for Income Taxes	(18)	(7	)c	(25)	(17)	(3	)c	(20)

Net Income	86	2		88	74	4		78

Diluted Shares	184.5			184.5	182.3			182.3

Diluted EPS	$0.47	$0.01		$0.48	$0.41	$0.02		$0.43

Currency translation impact on current year diluted EPS					$(0.06)			$(0.06)

Diluted EPS at Constant Currency					$0.47			$0.49

	Q2 YTD 2014				Q2 YTD 2015
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	1,911			1,911	1,757			1,757
Operating Income	192	27	a	219	187	13	a	200
Operating Margin	10.0%			11.5%	10.6%			11.4%
Interest Expense	(27)			(27)	(28)			(28)
Other Non-Operating Income (Expense)	—			—	—	2	b	2
Gain from sale of businesses	—			—	9	(9)		0

Income before Taxes	165	27		192	168	6		174
Provision for Income Taxes	(30)	(11	)c	(41)	(30)	(6	)c	(36)

Net Income	135	16		151	138	0		138

Diluted Shares	185.1			185.1	182.7			182.7

Diluted EPS	$0.73	$0.09		$0.82	$0.76	$—		$0.76

Currency translation impact on current year diluted EPS					$(0.11)			$(0.11)

Diluted EPS at Constant Currency					$0.87			$0.87

a	Restructuring & realignment costs in 2014 and 2015 and special charges in 2015
b	Special charges
c	Net tax impact of restructuring & realignment costs and special charges, and special tax items

Xylem Inc. Non-GAAP Reconciliation

Net Cash – Operating Activities vs. Free Cash Flow

($ Millions)

	Q1		Q2		Six Months Ended
	2015	2014	2015	2014	2015	2014

Net Cash – Operating Activities	$39	$22	$84	$76	$123	$98

Capital Expenditures	(37)	(25)	(20)	(23)	(57)	(48)

Free Cash Flow	$2	$(3)	$64	$53	$66	$50

Net Income	64	49	74	86	138	135

Gain from sale of businesses	9	—	—	—	9	—

Net Income, excluding gain on sale of businesses	$55	$49	$74	$86	$129	$135

Free Cash Flow Conversion	4%	-6%	86%	62%	51%	37%